UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 2

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 14, 2020

ATLAS TECHNICAL CONSULTANTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38745	83-0808563
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13215 Bee Cave Parkway, Building B, Suite 230 Austin, Texas	78738
(Address of principal executive offices)	(Zip Code)

(512) 851-1501

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Class A common stock, $0.0001 par value per share	ATCX	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of Class A common stock	ATCXW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

This Current Report on Form 8-K/A is filed as an amendment (the “Amendment”) to the Current Report on Form 8-K filed on February 14, 2020 and amended on March 16, 2020 (the “Original Form 8-K”) by Atlas Technical Consultants, Inc. (formerly known as Boxwood Merger Corp., “Boxwood”), a Delaware corporation (the “Company”) in order to correct certain information required by Item 2.01 of Form 8-K (as described below) of the Original Form 8-K. As previously reported in the Original Form 8-K, on February 14, 2020, the Company completed the previously announced transactions (the “Closing”) contemplated by the Unit Purchase Agreement, dated as of August 12, 2019, as amended on January 22, 2020 (the “Purchase Agreement”), by and among the Company, Atlas TC Holdings LLC, a wholly-owned subsidiary of the Company and a Delaware limited liability company (“Holdings”), Atlas TC Buyer LLC, a wholly-owned subsidiary of Holdings and a Delaware limited liability company, Atlas Intermediate Holdings LLC, a Delaware limited liability company (“Atlas Intermediate”) and Atlas Technical Consultants Holdings LP, a Delaware limited partnership (“Atlas Holdings”). The acquisition of Atlas Intermediate pursuant to the Purchase Agreement together with the other transactions contemplated by the Purchase Agreement is referred to herein as the “business combination.” In connection with the consummation of the business combination, the Company changed its name from “Boxwood Merger Corp.” to “Atlas Technical Consultants, Inc.” Unless the context otherwise requires, the “Company” refers to the registrant and its subsidiaries, including Atlas Intermediate and its subsidiaries, after the Closing, and “Boxwood” refers to the registrant prior to the Closing.

This Amendment is also being filed to correct and update certain disclosure included in the Original Form 8-K under Item 2.01 under the heading “Director and Executive Compensation – Atlas Intermediate.” The foregoing section is being replaced in its entirety with the respective section “Director and Executive Compensation – Atlas Intermediate” included herein under Item 2.01.

Item 2.01 Completion of Acquisition of Assets.

Director and Executive Officer Compensation – Atlas Intermediate

The following disclosure describes the material components of the compensation for Atlas Intermediate’s principal executive officer and its next three most highly compensated executive officers, who are referred to in this section as “Named Executive Officers,” for the fiscal year ended December 31, 2019 (i.e., pre-business combination). This section provides information in accordance with the scaled Securities and Exchange Commission (“SEC”) disclosure rules available to “emerging growth companies.”

Named Executive Officers

For the fiscal year ended December 31, 2019, Atlas Intermediate had four Named Executive Officers, as follows:

●	L. Joe Boyer, Chief Executive Officer;

●	Walter Powell, Chief Financial Officer;

●	Gary M. Cappa, Chief Operating Officer; and

●	David D. Quinn Sr., Executive Vice President, Corporate Affairs.

The Named Executive Officers and their titles listed in this section are as of the fiscal year ended December 31, 2019. The Named Executive Officers are employed by Atlas Technical Consultants LLC (formerly Atlas Technical Consultants Intermediate Holdco LLC), an indirect wholly owned subsidiary of Atlas Holdings. Mr. Cappa served as President of Engineering & Testing Services, LLC, currently an indirect wholly owned subsidiary of Atlas Technical Consultants LLC, until October 1, 2019, and as Chief Operating Officer of Atlas Technical Consultants LLC as of October 1, 2019. In May of 2020, the Board of Directors of the Company (the “Board”) appointed David D. Quinn Sr. to serve as the Chief Financial Officer of the Company and Walter Powell to serve as Chief Accounting Officer of the Company.

Summary Compensation Table

The following table presents summary information regarding the total compensation paid to, earned by and awarded to each of the Named Executive Officers during the fiscal years ended December 31, 2019 and 2018.

Name and Principal Position(1)	Year	Salary ($)	Bonus ($)(2)	Option Awards ($)(3)	All Other Compensation ($)(4)	Total ($)
L. Joe Boyer,	2019	500,000	675,000	2,209,960	58,400	3,443,360
Chief Executive Officer	2018	400,000	367,610	—	42,662	810,272
Walter Powell,	2019	320,000	220,000	1,052,360	37,800	1,630,160
Chief Financial Officer	2018	275,000	181,004	—	24,585	480,589
Gary M. Cappa,	2019	288,821	117,800	—	23,400	430,021
Chief Operating Officer	2018	—	—	—	—	—
David D. Quinn Sr.,	2019	86,154	100,000	—	—	186,154
Executive Vice President, Corporate Affairs(5)	2018	—	—	—	—	—

(1)	The Named Executive Officers are employed by Atlas Technical Consultants LLC (formerly Atlas Technical Consultants Intermediate Holdco LLC), which is an indirect wholly owned subsidiary of Atlas Holdings.
(2)	Reflects performance-based, discretionary cash bonuses earned for the 2019 and 2018 performance years. In determining bonus amounts for 2019 and 2018, the Company relied on its judgment after a comprehensive review of company and individual performance, as well as consideration of qualitative and other factors, without being tied to any formulas or pre-established weightings.
(3)	Reflects the grant date fair value of awards of Class A Units of Atlas Holdings. These amounts were determined as of the grant date in accordance with FASB ASC Topic 718 using assumptions about the current waterfall expected payout and have been updated to correct an error in the previously disclosed amounts. Each Class A Unit represents an actual equity interest in Atlas Holdings that is designed to gain value only after the underlying assets of Atlas Holdings have reached a certain level of growth and those persons who hold certain other classes of equity in Atlas Holdings have reached a certain level of return. The Class A Units reported in this table were historically reported as “Stock Awards.” However, despite the fact that the Class A Units do not require the payment of an exercise price, the Company believes these awards are economically similar to and more analogous to options or stock appreciation rights and, as such, they are properly classified as “options” for purposes of the SEC’s executive compensation disclosure rules under the definition provided in Item 402(m)(5)(i) of Regulation S-K as an instrument with “option-like features.” For more information regarding the Class A Units, please see the “Long Term Incentive Compensation” discussion below.
(4)	Amounts reported in the “All Other Compensation” column include company contributions to the Named Executive Officers’ 401(k) plan retirement accounts, car allowance amounts, and employer-paid life insurance premiums, as reflected below.

Name	Year	Company 401(k) Plan Contributions	Car Allowance	Life Insurance Premiums	Total
L. Joe Boyer	2019	$20,000	$16,800	$21,600	$58,400
	2018	$16,000	$5,600	$21,062	$42,662
Walter Powell	2019	$12,830	$16,800	$7,985	$37,615
	2018	$11,000	$5,600	$7,985	$24,585
Gary M. Cappa	2019	$11,952	$8,400	$3,048	$23,400

(5)	Mr. Quinn commenced employment with the Company on September 1, 2019 and was not eligible to receive any Company 401(k) plan contributions or a car allowance during 2019. In 2020, Mr. Quinn is eligible to receive Company 401(k) plan contributions and is receiving a car allowance.

Narrative Disclosure to Summary Compensation Table

Base Salary

Each Named Executive Officer’s base salary is a fixed component of annual compensation for performing specific job duties and functions. The Board has established the annual base salary for each of the Named Executive Officers at a level necessary to retain the individual’s services, and reviewed base salaries on an annual basis in consultation with the Chief Executive Officer with respect to the annual base salary of the other Named Executive Officers. Subject to provisions of their respective employment agreements, as applicable, the Board has the ability to make adjustments to the base salary rates of the Named Executive Officers upon consideration of any factors that it deems relevant, including but not limited to: (a) any increase or decrease in the executive’s responsibilities, (b) the executive’s job performance and (c) the level of compensation paid to executives of other companies with which the Company competes for executive talent, as estimated based on publicly available information and the experience of members of the Board and the Chief Executive Officer.

Annual Bonus

The Company’s annual bonus awards have historically been of a discretionary nature and subject to performance targets established annually by the Board. For 2019, each Named Executive Officer was eligible to receive a target annual bonus of the following percentage of the executive’s base salary if all performance targets were met or exceeded: 100% for Mr. Boyer, 75% for Mr. Powell, 35% for Mr. Cappa, and 75% for Mr. Quinn.

The bonuses for 2019 were paid following a year-end review of the applicable performance criteria. The 35% target bonus for Mr. Cappa represents a prorated average of the applicable percentages in effect for different portions of the year as a result of his position change in 2019. The actual bonus amounts paid to each Named Executive Officer for 2019 are as follows:

Name	Award Payout
L. Joe Boyer	$675,000
Walter Powell	$220,000
Gary M. Cappa	$117,800
David D. Quinn, Sr.	$100,000

The Named Executive Officers must generally be employed on the last day of the applicable performance period in order to receive payment of an annual bonus.

Health and Retirement Benefits

The Company provides medical, dental, vision, life insurance and disability benefits to all eligible employees. The Named Executive Officers are eligible to participate in these benefits on the same basis as all other employees.

The Company maintains a 401(k) savings plan that allows participants, including the Named Executive Officers, to defer up to 60% of cash compensation (subject to applicable Internal Revenue Service (“IRS”) guidelines). All of the Company’s employees are eligible participants. The Named Executive Officers are eligible to participate in the 401(k) plan on the same basis as all other employees. The Company may provide employer matching contributions under the 401(k) plan. In 2019, the Company’s matching contributions were equal to 100% of the first 3% of eligible compensation deferred by an employee and 50% of the next 2% of eligible compensation deferred, up to the annual allowable IRS limits. Matching contributions are 100% vested when made. In addition, certain other perquisites have historically been provided to certain of the Named Executive Officers, including a car allowance and employer-paid life insurance premiums.

Long Term Incentive Compensation

Class A Unit Incentive Plan.    Prior to the consummation of the business combination, pursuant to the Atlas Technical Consultants Holdings LP Class A Unit Incentive Plan, as amended (the “Class A Equity Plan”), Atlas Holdings established the ability to grant equity interests in the form of Class A Units of Atlas Holdings (the “Class A Units”). Atlas Holdings reserved 1,644.09 Class A Units for issuance under the Class A Equity Plan. The Class A Units were reserved for issuance by Atlas Holdings for incentive purposes at the discretion of the board of managers of the general partner of Atlas Holdings. Class A Units were awarded to Messrs. Boyer and Powell in 2017. The Class A Units were generally scheduled to vest over a four-year period, with 25% of the Class A Units vesting on each of the first four anniversaries of the grant date, subject to the participant not experiencing a termination before the applicable vesting date. The Class A Equity Plan contains provisions for accelerated vesting upon a change of control and upon the participant’s death or permanent disability. Upon termination of employment of the respective holder for cause or without good reason (excluding death or permanent disability), all Class A Units will be automatically cancelled and forfeited without payment. Upon termination of employment of the respective holder without cause, with good reason, or due to death or permanent disability, all unvested Class A Units (after taking into account any accelerated vesting) will be cancelled and forfeited without payment, and any vested Class A Units will be subject to repurchase at the fair market value of such units as of the date of termination in accordance with the applicable provisions of the Amended and Restated Limited Partnership Agreement of Atlas Technical Consultants Holdings LP, as amended (the “LP Agreement”). In connection with the business combination in 2020, the vesting of all outstanding Class A Units was accelerated and the awards converted into shares of the Company’s Class B common stock, par value $0.0001 per share (the “Class B common stock”).

The Class A Units are intended to be “profits interests” within the meaning of Revenue Procedures 93-27 and 2001-43 and IRS Notice 2005-43, and to provide economic incentives to service providers of Atlas Holdings in order to align their interests with equity holders of Atlas Holdings. The determination of participants and the number and series of Class A Units is within the sole discretion and authority of the board of managers of the general partner of Atlas Holdings. Pursuant to the LP Agreement, the general partner of Atlas Holdings may (i) establish a threshold amount that must be distributed to existing Class A Units before newly issued Class A Units may receive any distributions or (ii) authorize a new series of Class A Units and establish a participation threshold applicable to all Class A Units issued as part of such series. Distributions will be made first to the Common Partners (as defined in the LP Agreement) until those partners have received a full return on their capital contributions plus a specified yield in accordance with the LP Agreement. Once the Common Partners have received those amounts, distributions will then be made to the holders of vested Class A Units (pro rata in proportion to their ownership of the issued and outstanding vested Class A Units) in an amount calculated in accordance with the provisions of the LP Agreement. The remainder will be distributed to the Common Partners pro rata in accordance with their respective Common Percentage Interest (as defined in the LP Agreement).

Class A Unit Awards.    During 2019, Messrs. Boyer, Powell and Cappa each held Class A Units under Class A Unit award agreements with Atlas Holdings. These agreements, together with the Class A Equity Plan, provide as follows:

●	Mr. Boyer was granted 100 Class A Units of Atlas Holdings in 2017 and 210 Class A Units of Atlas Holdings in 2019. The units granted in 2017 vest in 25% increments on each of the first four anniversaries of the grant date, provided that Mr. Boyer has not experienced a termination of employment before the applicable vesting date. The units granted in 2019 vest in 25% increments on each of the first four anniversaries of the grant date, subject to Mr. Boyer’s continued employment through each applicable vesting date, provided that 50 of the units shall be forfeited if, in connection with a change of control of Atlas Holdings, a specified EBITDA threshold is not achieved. Any Class A Units that remain unvested as of a change of control will automatically vest upon the change of control. If Mr. Boyer is terminated by reason of death or permanent disability, the number of Class A Units will vest that would have otherwise vested on the next scheduled vesting date had no such termination occurred. Any Class A Units that have not vested before Mr. Boyer’s termination (other than by reason of death or permanent disability as previously described) will be cancelled and forfeited without further payment. Following any termination, any vested Class A Units that have not otherwise been forfeited will be subject to the repurchase and cancellation provisions of the LP Agreement.

●	Mr. Powell was granted 45 Class A Units of Atlas Holdings in 2017 and 100 Class A Units of Atlas Holdings in 2019. These units vest in 25% increments on each of the first four anniversaries of the grant date, provided that Mr. Powell has not experienced a termination of employment before the applicable vesting date. Any Class A Units that remain unvested as of a change of control will automatically vest upon the change of control. If Mr. Powell is terminated by reason of death or permanent disability the number of Class A Units will vest that would have otherwise vested on the next scheduled vesting date had no such termination occurred. Any Class A Units that have not vested before Mr. Powell’s termination (other than by reason of death or permanent disability as previously described) will be canceled and forfeited without further payment. Following any termination, any vested Class A Units that have not otherwise been forfeited will be subject to the repurchase and cancellation provisions of the LP Agreement.

●	Mr. Cappa was granted 10 Class A Units of Atlas Holdings in 2017. These units vest in 25% increments on each of the first four anniversaries of the grant date, provided that Mr. Cappa has not experienced a termination of employment before the applicable vesting date. Any Class A Units that remain unvested as of a change of control will automatically vest upon the change of control. If Mr. Cappa is terminated by reason of death or permanent disability, the number of Class A Units will vest that would have otherwise vested on the next scheduled vesting date had no such termination occurred. Any Class A Units that have not vested on or before Mr. Cappa’s termination (other than by reason of death or permanent disability as previously described) will be canceled and forfeited without further payment. Following any termination, any vested Class A Units that have not otherwise been forfeited will be subject to the repurchase and cancellation provisions of the LP Agreement.

Atlas Technical Consultants, Inc. 2019 Omnibus Incentive Plan.    On February 14, 2020, the Board adopted the Atlas Technical Consultants, Inc. 2019 Omnibus Incentive Plan (the “Incentive Plan”) previously approved by the stockholders of the Company at the Company’s special meeting of stockholders held on February 11, 2020 (the “Special Meeting”), effective upon the consummation of the business combination. The Company began offering long-term incentives to the Named Executive Officers in 2020 through grants of restricted stock units under the Incentive Plan, which are intended to align the interests of service providers (including Named Executive Officers) with those of the Company’s stockholders. The material terms of the Incentive Plan are described in the section entitled “The Incentive Plan Proposal” in the Company’s Definitive Proxy Statement, as amended, originally filed on November 12, 2019, which is incorporated herein by reference.

See “Employment Agreements and Potential Payments upon Termination or Change in Control” below for a discussion of the provisions of the Named Executive Officers’ employment agreements that relate to the compensation elements discussed above.

Outstanding Equity Awards at Fiscal Year-End

The following table summarizes, for each of the Named Executive Officers, the number of Class A Units of Atlas Holdings held as of the fiscal year ended December 31, 2019.

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)		Number of Securities Underlying Unexercised Options (#) Exercisable(1)		Option Exercise Price(1)	Option Expiration Date(1)
L. Joe Boyer	260	(2)(3)	50	(3)	N/A	N/A
Walter Powell	122.5	(4)(5)	22.5	(5)	N/A	N/A
Gary M. Cappa	5	(6)	5	(6)	N/A	N/A

(1)	Represents Class A Units of Atlas Holdings. The Class A Units reported in this table were previously reported as “Stock Awards.” However, despite the fact that profits interest awards, such as the Class A Units, do not require the payment of an exercise price or have an option expiration date, the Company believes that these profits interest awards are economically similar to stock options or stock appreciation rights due to the fact that they have no value for tax purposes at the grant date and obtain value only as the price of the underlying security rises above its hurdle amount, and as such, should be reported in this table as an “Option” award as an instrument with “option-like features.” Awards reflected as “Unexercisable” are Class A Units that have not yet vested. Awards reflected as “Exercisable” are Class A Units that have vested, but remain outstanding. In connection with the business combination, 100% of these awards vested and were converted into shares of Class B common stock, which remains convertible into shares of the Company’s Class A common stock, par value $0.0001 per share (the “Class A common stock”) subject to certain conditions and restrictions.
(2)	Mr. Boyer’s 210 Class A Units of Atlas Holdings granted in 2019 were subject to time- and performance-based vesting conditions and were scheduled to vest as follows: 52.5 units on each of April 8, 2020, April 8, 2021, April 8, 2022, and April 8, 2023, provided that 50 of the units would have been forfeited if, upon a change of control of Atlas Holdings, a certain EBITDA threshold was not achieved. As noted above, all of the Class A Units vested in connection with the business combination.
(3)	Mr. Boyer’s 100 Class A Units of Atlas Holdings granted in 2017 were subject to time-based vesting conditions; 50% were vested and the remaining 50% were scheduled to vest as follows: 25 units on October 23, 2020 and 25 units on October 23, 2021. As noted above, all of the Class A Units vested in connection with the business combination.
(4)	Mr. Powell’s 100 Class A Units of Atlas Holdings granted in 2019 were subject to time-based vesting conditions and were scheduled to vest as follows: 25 units on each of April 8, 2020, April 8, 2021, April 8, 2022, and April 8, 2023. As noted above, all of the Class A Units vested in connection with the business combination.
(5)	Mr. Powell’s 45 Class A Units of Atlas Holdings granted in 2017 were subject to time-based vesting conditions; 50% were vested and the remaining 50% were scheduled to vest as follows: 11.25 units on December 18, 2020 and 11.25 units on December 18, 2021. As noted above, all of the Class A Units vested in connection with the business combination.
(6)	Mr. Cappa’s 10 Class A Units of Atlas Holdings granted in 2017 were subject to time-based vesting conditions: 50% were vested and the remaining 50% were scheduled to vest as follows: 2.5 units on November 16, 2020 and 2.5 units on November 16, 2021. As noted above, all of the Class A Units vested in connection with the business combination.

Employment Agreements and Potential Payments Upon Termination or Change in Control

The Company has entered into employment agreements with each of the Named Executive Officers. Capitalized terms appearing in the following descriptions but not defined therein are as defined in the applicable employment agreement.

L. Joe Boyer.    On August 12, 2019, Boxwood entered into an employment agreement with Mr. Boyer (the “Current Boyer Agreement”), which replaced his previous employment agreement (the “Prior Boyer Agreement”) with Atlas Technical Consultants LLC dated as of October 23, 2017, pursuant to which he became Chief Executive Officer of the Company, effective as of the consummation of the business combination. The Current Boyer Agreement supersedes the Prior Boyer Agreement. The initial term of the Current Boyer Agreement is three years, with automatic one-year renewals thereafter. Under the terms of the Current Boyer Agreement, Mr. Boyer is (i) entitled to an annualized base salary of $550,000; (ii) eligible to receive an annual bonus with a target opportunity of 100% of his then-current base salary and a maximum of 200% of his then-current base salary, with the amount payable to be determined based on financial metrics to be decided by the Compensation Committee of the Board (the “Compensation Committee”) in good faith consultation with Mr. Boyer; (iii) eligible to receive, pursuant to the Incentive Plan, annual equity grants with a target grant date value of no less than 100% of his then-current base salary, in an amount and pursuant to such terms and conditions as the Compensation Committee decides; (iv) entitled to participate in Boxwood’s health, insurance, retirement and other employee benefits; (v) entitled to maintenance, at Boxwood’s cost, of his life insurance policy; and (vi) entitled to a monthly car allowance of no less than $1,400. The Company is also obligated to use commercially reasonable efforts to support Mr. Boyer’s nomination to serve as a member of the Board.

Under the Current Boyer Agreement, if Mr. Boyer’s employment is terminated due to his death or Permanent Disability, by the Company through non-renewal, by the Company without Cause or by Mr. Boyer for Good Reason, he will be entitled to (i) a lump sum payment of 200% of his then-current base salary; (ii) a lump sum payment equal to his target bonus; (iii) a pro-rata bonus, calculated based on actual performance as if Mr. Boyer had remained employed through the remainder of the applicable performance period; (iv) accelerated vesting of all outstanding equity awards (with any unvested performance-based awards deemed achieved based on actual performance); and (v) continuation of health benefits at the Company’s expense for up to two years. If Mr. Boyer’s employment is terminated within the 90-day period before or the during the two-year period after a Change in Control, he will be entitled to receive (i) a lump sum payment equal to 250% of his then-current base salary; (ii) a lump sum payment equal to 150% of his target bonus; (iii) a pro-rata bonus, calculated based on actual performance as if Mr. Boyer had remained employed through the remainder of the applicable performance period; (iv) accelerated vesting of all outstanding equity awards (with any unvested performance-based awards deemed achieved based on actual performance); and (v) continuation of health benefits at the Company’s expense for up to 30 months. All severance benefits under the Current Boyer Agreement are contingent on Mr. Boyer signing and not revoking a release of claims and compliance with the terms of the Current Boyer Agreement.

Mr. Boyer has also agreed to certain confidentiality, non-competition, non-solicitation and non-disparagement covenants under the Current Boyer Agreement. The confidentiality covenants apply during the term of the agreement and at all times thereafter, and the non-competition and non-solicitation covenants apply during the term of the agreement and for two years following the officer’s termination of employment. The non-disparagement covenant is mutual and applies at all times during employment and thereafter. In the event of Mr. Boyer’s breach of a restrictive covenant during his employment with the Company, Mr. Boyer could be terminated for Cause (provided that the breach constituted a material violation of the Current Boyer Agreement. The Current Boyer Agreement does not prohibit the Company from waiving a breach of a restrictive covenant.

Walter Powell.    On February 25, 2019, the Company entered into an employment agreement (the “Prior Powell Agreement”) with Walter Powell to serve as its Chief Financial Officer. Under the Prior Powell Agreement, Mr. Powell’s base salary was initially set at $320,000 (with potential adjustments to be approved by the board of managers of the general partner of Atlas Holdings). Mr. Powell was eligible under the Prior Powell Agreement to (i) earn a discretionary annual bonus, in an amount up to 75% of his base salary, (ii) receive discretionary grants of incentive equity interests in Atlas Holdings, (iii) participate in applicable benefit plans and other benefits provided generally to similarly situated employees and (iv) receive reimbursement for reasonable business expenses.

Under the Prior Powell Agreement, if Mr. Powell’s employment was terminated by Atlas Technical Consultants LLC without cause or by Mr. Powell for good reason, he would be entitled to receive, subject to his execution and non-revocation of a release of claims, (i) his annual bonus, to the extent earned, pro-rated for any fractional years, (ii) a severance payment equal to 50% of his then-applicable base salary, payable in ratable installments over the six months following his termination and (iii) continuation of health benefits at the same cost applicable to active employees of the Company for the six months following his termination. Upon his death or Permanent Disability, Mr. Powell would have been be entitled to receive (i) his annual bonus, to the extent earned, pro-rated for any fractional years and (ii) a severance payment equal to 50% of his then-applicable base salary, payable in ratable installments over the six months following his termination.

Effective as of May 11, 2020, the Company entered into an amended and restated employment agreement with Mr. Powell in his capacity as Chief Accounting Officer (the “Current Powell Agreement”). The term of Mr. Powell’s employment under the Current Powell Agreement commenced on May 11, 2020 and continues until May 11, 2023 unless otherwise terminated. After the initial three-year term, the term of Mr. Powell’s employment is automatically extended for subsequent one-year periods unless either party provides written notice of non-renewal at least 60 days prior to the expiration of the then-current initial term or renewal term.

Under the terms of the Current Powell Agreement, Mr. Powell (i) receives an annualized base salary of $330,000; (ii) is eligible to receive an annual bonus with a target opportunity of 50% of his then-current base salary, with the actual amount to be determined based on financial metrics to be decided by the Board; (iii) is eligible to receive annual equity grants pursuant to the Company’s long-term incentive plan; and (iv) is entitled to a monthly car allowance of $1,400.

If Mr. Powell’s employment under the Current Powell Agreement is terminated due to his death or Permanent Disability, by the Company without Cause or by Mr. Powell for Good Reason, he will be entitled to (i) all accrued but unpaid base salary, unreimbursed expenses and other accrued obligations under the Company’s employee plans through the date of termination; (ii) an amount equal to 100% of his then-current base salary, payable in equal installments over twelve months in accordance with the Company’s payroll practices; (iii) a pro-rata bonus for the year of termination, calculated based on actual performance; and (iv) in the case of a termination by the Company without Cause or by Mr. Powell for Good Reason only, (x) continuation of health benefits under the Consolidated Omnibus Budget Reconciliation Act of 1986 (as amended, “COBRA”) at the same cost applicable to active employees of the Company for up to twelve months and (y) accelerated vesting of equity awards that would have vested in the one-year period immediately following the date of such termination (with any unvested performance-based awards deemed achieved based on the greater of actual and target performance) (items (i) through (iv), collectively, the “Powell Severance”). If the Current Powell Agreement is terminated by the Company without Cause or by Mr. Powell for Good Reason within the 90 days prior to, or during the two-year period following, a Change in Control, he will be entitled to receive (i) the Powell Severance; and (ii) accelerated vesting of all outstanding equity awards (with any unvested performance-based awards deemed achieved based on the greater of actual and target performance). If the Current Powell Agreement is terminated by Mr. Powell without Good Reason or by the Company for Cause, he will be entitled to only any accrued obligations, and if the agreement is terminated due to non-renewal by either party, Mr. Powell will receive the accrued obligations and accelerated vesting of equity awards that would have vested in the one-year period immediately following the date of such termination (with any unvested performance-based awards deemed achieved based on the greater of actual and target performance). Notwithstanding the above, any payments to Mr. Powell following the termination of the Current Powell Agreement are contingent on Mr. Powell signing and not revoking a release of claims and compliance with the terms of the Current Powell Agreement.

The Current Powell Agreement also includes perpetual confidentiality, work product and non-disparagement covenants, as well as non-competition and non-interference covenants that apply during employment and for a period of twelve months following the termination of Mr. Powell’s employment, except for certain terminations following a Change in Control, in which case the non-interference covenants continue to apply for 24 months following the termination of Mr. Powell’s employment.

Gary M. Cappa.    On November 16, 2017, Engineering & Testing Services, LLC, currently an indirect wholly owned subsidiary of Atlas Technical Consultants LLC, entered into an employment agreement with Mr. Cappa (the “Initial Cappa Agreement”). Under the terms of the Initial Cappa Agreement, Mr. Cappa received an annualized base salary of $265,000. Mr. Boyer was eligible under the agreement to (i) earn a discretionary annual bonus in an amount up to 30% of his base salary, (ii) receive discretionary grants of incentive equity interests in Atlas Holdings, (iii) participate in applicable benefit plans and other benefits provided generally to similarly situated employees and (iv) receive reimbursement for reasonable business expenses.

Effective as of October 1, 2019, Atlas Technical Consultants LLC amended the Initial Cappa Agreement (as so amended, the “Amended Cappa Agreement”) pursuant to which he became the Chief Operating Officer of Atlas Technical Consultants LLC. The initial term under the Amended Cappa Agreement was three years from the effective date of the closing of the business transaction pursuant to which Engineering & Testing Services, LLC became an indirect wholly owned subsidiary of Atlas Technical Consultants Intermediate Holdco LLC (n/k/a Atlas Technical Consultants LLC), with automatic one-year renewals thereafter. Under the terms of the agreement, Mr. Cappa was (i) entitled to an annualized base salary of $370,000; (ii) eligible to receive an annual bonus with a target opportunity of 50% of his then-current base salary, with the amount payable to be determined based on financial metrics to be decided by the Board in consultation with Mr. Cappa; (iii) eligible to receive annual equity grants under the Company’s long-term incentive plan with a target grant date value of no less than 50% of his then-current base salary, in an amount and pursuant to such terms and conditions as the Compensation Committee decides; (iv) eligible to participate in the Company’s health, insurance, retirement and other employee benefits; and (v) entitled to a monthly car allowance of no less than $700.

Effective as of May 11, 2020, the Company entered into a new employment agreement with Mr. Cappa in his capacity as Chief Operating Officer (the “Current Cappa Agreement”). The initial term of Mr. Cappa’s employment under the Current Cappa Agreement commenced on May 11, 2020 and continues until December 31, 2021, unless otherwise terminated. After the initial term, the term of Mr. Cappa’s employment is automatically extended for subsequent one-year periods unless either party provides written notice of non-renewal at least 60 days prior to the expiration of the then-current initial term or renewal term.

Under the terms of the Current Cappa Agreement, Mr. Cappa (i) receives an annualized base salary of $370,000; (ii) is eligible to receive an annual bonus with a target opportunity of 75% of his then-current base salary, with the actual amount to be determined based on financial metrics to be decided by the Board; (iii) is eligible to receive annual equity grants pursuant to the Company’s long-term incentive plan; and (iv) is entitled to a monthly car allowance of $1,400.

If Mr. Cappa’s employment under the Current Cappa Agreement is terminated due to his death or Permanent Disability, by the Company without Cause or by Mr. Cappa for Good Reason, he will be entitled to (i) all accrued but unpaid base salary, unreimbursed expenses and other accrued obligations under the Company’s employee plans through the date of termination; (ii) an amount equal to 100% of his then-current base salary, payable in equal installments over twelve months in accordance with the Company’s payroll practices; (iii) a pro-rata bonus for the year of termination, calculated based on actual performance; and (iv) in the case of a termination by the Company without Cause or by Mr. Cappa for Good Reason only, (x) continuation of health benefits under COBRA at the same cost applicable to active employees of the Company for up to twelve months and (y) accelerated vesting of equity awards that would have vested in the one-year period immediately following the date of such termination (with any unvested performance-based awards deemed achieved based on the greater of actual and target performance) (items (i) through (iv), collectively, the “Cappa Severance”). If the Current Cappa Agreement is terminated by the Company without Cause or by Mr. Cappa for Good Reason within the 90 days prior to, or during the two-year period following, a Change in Control , he will be entitled to receive (i) the Cappa Severance; and (ii) accelerated vesting of all outstanding equity awards (with any unvested performance-based awards deemed achieved based on the greater of actual and target performance). If the Current Cappa Agreement is terminated by Mr. Cappa without Good Reason or by the Company for Cause, he will be entitled to only any accrued obligations, and if the agreement is terminated due to non-renewal by either party, Mr. Cappa will receive the accrued obligations and accelerated vesting of equity awards that would have vested in the one-year period immediately following the date of such termination (with any unvested performance-based awards deemed achieved based on the greater of actual and target performance). Notwithstanding the above, any payments to Mr. Cappa following the termination of the Current Cappa Agreement are contingent on Mr. Cappa signing and not revoking a release of claims and compliance with the terms of the Current Cappa Agreement.

The Current Cappa Agreement also includes perpetual confidentiality, work product and non-disparagement covenants, as well as non-competition and non-interference covenants that apply during employment and for a period of twelve months following the termination of Mr. Cappa’s employment, except for certain terminations following a Change in Control, in which case the non-interference covenants continue to apply for 24 months following the termination of Mr. Cappa’s employment.

David D. Quinn Sr.    Effective as of May 11, 2020, the Company entered into an employment agreement with Mr. Quinn in his capacity as Chief Financial Officer (the “Current Quinn Agreement”). The initial term of Mr. Quinn’s employment under the Current Quinn Agreement commenced on May 11, 2020 and continues until May 11, 2023 unless otherwise terminated. After the initial three-year term, the term of Mr. Quinn’s employment is automatically extended for subsequent one-year periods unless either party provides written notice of non-renewal at least 60 days prior to the expiration of the then-current initial term or renewal term.

Under the terms of the Current Quinn Agreement, Mr. Quinn (i) receives an annualized base salary of $370,000; (ii) is eligible to receive an annual bonus with a target opportunity of 75% of his then-current base salary, with the actual amount to be determined based on financial metrics to be decided by the Board; (iii) is eligible to receive annual equity grants pursuant to the Company’s long-term incentive plan; and (iv) is entitled to a monthly car allowance of $1,400.

If the Current Quinn Agreement is terminated due to his death or Permanent Disability, by the Company without Cause or by him for Good Reason, he will be entitled to (i) all accrued but unpaid base salary, unreimbursed expenses and other accrued obligations under the Company’s employee plans through the date of termination; (ii) an amount equal to 100% of his then-current base salary, payable in equal installments over twelve months in accordance with the Company’s payroll practices; (iii) a pro-rata bonus for the year of termination, calculated based on actual performance; and (iv) in the case of a termination by the Company without Cause or by Mr. Quinn for Good Reason only, (x) continuation of health benefits under COBRA at the same cost applicable to active employees of the Company for up to twelve months and (y) accelerated vesting of equity awards that would have vested in the one-year period immediately following the date of such termination (with any unvested performance-based awards deemed achieved based on the greater of actual and target performance) (items (i) through (iv), collectively, the “Quinn Severance”). If the Current Quinn Agreement is terminated by the Company without Cause or by Mr. Quinn for Good Reason within the 90 days prior to, or during the two-year period following, a Change in Control, he will be entitled to receive (i) the Quinn Severance; and (ii) accelerated vesting of all outstanding equity awards (with any unvested performance-based awards deemed achieved based on the greater of actual and target performance). If the Current Quinn Agreement is terminated by Mr. Quinn without Good Reason or by the Company for Cause, he will be entitled to only amy accrued obligations, and if the agreement is terminated due to non-renewal by either party, Mr. Quinn will receive the accrued obligations and accelerated vesting of equity awards that would have vested in the one-year period immediately following the date of such termination (with any unvested performance-based awards deemed achieved based on the greater of actual and target performance). Notwithstanding the above, any payments to Mr. Quinn following the termination of the Current Quinn Agreement are contingent on Mr. Quinn signing and not revoking a release of claims and compliance with the terms of the Current Quinn Agreement.

The Current Quinn Agreement also includes perpetual confidentiality, work product and non-disparagement covenants, as well as non-competition and non-interference covenants that apply during employment and for a period of twelve months following the termination of Mr. Quinn’s employment, except for certain terminations, including a termination by the Company without Cause, in which case the non-competition covenant does not apply following termination, or following a Change in Control , in which case the non-interference covenants continue to apply for 24 months following the termination of Mr. Quinn’s employment.

Director Compensation

No compensation was provided to non-employee directors for fiscal year 2019. For the Company’s non-employee directors who are not employed by or affiliated with Bernhard Capital Partners Management LP, the Board has approved a compensation program for 2020, which generally consists of a combination of restricted stock units and cash awards (with the exception of Joseph E. Reece, who received the same level of compensation, but elected to receive his entire compensation in the form of restricted stock units).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 30, 2020

ATLAS TECHNICAL CONSULTANTS, INC.

By:	/s/ L. Joe Boyer
Name:	L. Joe Boyer
Title:	Chief Executive Officer

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